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As filed with the Securities and Exchange Commission on February 3, 2012

Registration No. 333-176662

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GEOKINETICS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-1690082 (I.R.S. Employer Identification No.)

1500 CityWest Blvd., Suite 800
Houston, Texas 77042
Telephone: (713) 850-7600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William L. Moll, Jr.
Vice President, General Counsel and Corporate Secretary
1500 CityWest Blvd., Suite 800
Houston, Texas 77042
Telephone: (713) 850-7600
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

George G. Young III
Kendall Hollrah
Haynes and Boone, LLP
1221 McKinney, Suite 2100
Houston, Texas 77010
Telephone: (713) 547-2000
Fax: (713) 236-5699

Approximate date of commencement of proposed sale to the public:
From time to time after the Registration Statement becomes effective, as determined by the applicable Registrant.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling shareholder are soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2012

PROSPECTUS

Geokinetics Inc.

1,041,668 Shares
Common Stock

        This prospectus relates to the offer and resale by the selling shareholders identified in this prospectus of up to 1,041,668 shares of our common stock.

        The selling shareholders identified in this prospectus (which term as used in this prospectus includes their respective pledges, donees, transferees or other successors-in-interest) may offer these shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

        Although we will incur expenses in connection with the registration of the securities, we will not receive any of the proceeds from the sale of the ordinary shares by the selling shareholders.

        Our ordinary shares are currently traded on the NYSE Amex under the symbol "GOK." As of January 31, 2012, the closing sale price of our common stock was $2.35.

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 10 for a discussion of information that should be considered before purchasing any of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        The date of this prospectus is                        , 2012.

        In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.

        You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using the "shelf" registration process. Under the shelf registration process, the selling shareholders may sell from time to time the securities described in this prospectus in one or more offerings. We may, to the extent necessary, provide a prospectus supplement that will contain specific information about the selling shareholders and the terms of the offering. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities or to us. Any prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus is superseded by the information in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and the additional information incorporated by reference in this prospectus described below under "Incorporation of Certain Information by Reference" and "Where You Can Find More Information" before making an investment in our ordinary shares.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

        Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

        You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

        Unless stated or the context otherwise requires, references in this prospectus to "we," "us" and "our" refer to Geokinetics Inc. and its subsidiaries.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference that are not historical facts contain "forward-looking statements" that involve risks and uncertainties. These forward-looking statements are often accompanied by words such as "believe," "should," "anticipate," "plan," "expect," "potential," "scheduled," "estimate," "intend," "seek," "goal," "may" and similar expressions. These statements include, without limitation, statements about the integration of the onshore seismic data acquisition and multi-client data library business of Petroleum Geo-Services ASA ("PGS Onshore"), our market opportunity, our growth strategy, competition, expected activities, future acquisitions and investments, and the adequacy of our available cash resources. We urge you to read these statements carefully and caution you that matters subject to forward-looking statements involve risks and uncertainties, including economic, regulatory, competitive and other factors that may affect our business. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, we do not assume any responsibility for the accuracy and completeness of such statements in the future.

        Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors:

  •
  our ability to raise capital, sell assets or implement operational effectiveness to meet our short-term liquidity needs;

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  our ability to convert backlog into revenues and realize higher margins and improved cash flows;

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  a decline in capital expenditures by oil and gas exploration and production companies;

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  market developments affecting, and other changes in, the demand for seismic data and related services;

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  the timing and extent of changes in the price of oil and gas;

  •
  our future capital requirements and availability of financing on satisfactory terms;

  •
  availability or increases in the price of seismic equipment;

  •
  availability of crew personnel and technical personnel;

  •
  competition;

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  technological obsolescence of our seismic data acquisition equipment;

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  the condition of the capital markets generally, which will be affected by interest rates, foreign currency fluctuations and general economic conditions;

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  the effects of weather or other delays on our operations;

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  cost and other effects of uncertainties inherent in legal proceedings, settlements, investigations and claims, including liabilities which may not be covered by indemnity or insurance;

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  governmental regulation; and

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  the political and economic climate in the foreign or domestic jurisdictions in which we conduct business.

        We have also discussed the risks to our business under "Risk Factors" beginning on page 10. Given these risks and uncertainties, we can give no assurances that results projected in any forward-looking statements will in fact occur and therefore caution investors not to place undue reliance on them. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and the documents incorporated by reference herein might not occur.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We are incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

  •
  our annual report on Form 10-K for the fiscal year ended December 31, 2010;

  •
  our quarterly reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;

  •
  our Current Reports on Form 8-K filed on January 28, 2011, February 8, 2011, February 10, 2011, February 18, 2011, April 5, 2011, May 31, 2011, June 13, 2011, August 16, 2011, August 31, 2011, September 16, 2011, October 6, 2011, November 15, 2011 and January 6, 2012; and

  •
  the description of our common stock contained in our Registration Statement on Form S-1 (File No. 333-140385) filed on April 27, 2007.

        All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (i) after the date on which the registration statement that includes this prospectus was initially filed with the SEC and before the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of an offering, unless otherwise stated therein, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished to, but not filed with, the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).

        You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC as described below in "Where You Can Find More Information." Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the internet at:

        Geokinetics Inc.
1500 CityWest Blvd., Suite 800
Houston, Texas 77042
(713) 850-7600
Attn: Investor Relations
Internet Website: www.geokinetics.com

        The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings, and this registration statement, over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Unless specifically listed under "Incorporation of Certain Information by Reference" above, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

        Our home page is located at www.geokinetics.com. Our annual reports on Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available free of charge through our web site as soon as reasonably practicable after those reports or filings are electronically filed or furnished to the SEC. Information on our web site or any other web site is not incorporated by reference in this prospectus and does not constitute a part of this prospectus. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the cover page of this prospectus or any supplement. Our business, financial condition, results of operations and prospectus may have changed since that date.

SUMMARY

        This summary highlights selected features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, especially the risks of investing in our common stock discussed under "Risk Factors" in this prospectus and any accompanying prospectus supplement and the risk factors discussed in the documents incorporated by reference herein.

 Geokinetics Inc.

        We are a full-service, global provider of seismic data acquisition, processing and integrated reservoir geoscience services to the oil and natural gas industry. We also provide clients access, via licenses, to our multi-client seismic data library. As an acknowledged industry leader in land, transition zone and shallow water (down to 500 feet water depths) ocean bottom cable or "OBC" environments, we have the capacity to operate up to 28 seismic crews with approximately 196,500 recording channels worldwide and the ability to process seismic data collected throughout the world. Crew count, configuration and location can change depending upon industry demand and requirements.

        We provide a suite of geophysical services including acquisition of two-dimensional ("2D"), three dimensional ("3D"), time lapse four-dimensional "4D" and multi-component seismic data surveys, data processing and integrated reservoir geoscience services for our customers in the oil and natural gas industry, which include national oil companies, major international oil companies and independent oil and gas exploration and production companies (collectively "E&P companies") in North America, Latin America (including Mexico), Africa, Asia-Pacific and the Middle East. Seismic data is used by E&P companies to identify and analyze drilling prospects, maximize drilling success, optimize field development and enhance production economics. We also own a multi-client data library whereby we maintain full or partial ownership of data acquired for future licensing. Our multi-client data library consists of data covering various areas in the United States, Canada, Brazil and Australia.

Issuance of Securities to the Selling Shareholders

        On August 12, 2011, we, and our wholly-owned subsidiary, Geokinetics Holdings USA, Inc., as borrower, entered into a $50.0 million amended and restated credit agreement (the "Amended and Restated Credit Facility") with WB Seismic, Ltd., ECF Value Fund, L.P., ECF Value Fund II, L.P., and ECF Value Fund International, Ltd. (collectively, the "Initial Lenders") and Whitebox Advisors LLC, as administrative agent and collateral agent. In connection with the execution of the Amended and Restated Credit Facility, we paid a closing fee of $1.7 million in cash plus accrued interest owing under the former credit facility and agreed to pay a $4.0 million advisory fee. We have agreed to pay the advisory fee by issuing 1,041,668 shares of our common stock valued at 95% of the volume weighted average price of the common stock over the trailing 10-day period following the execution of the Amended and Restated Credit Facility. The shares were issued to the Initial Lenders on August 29, 2011.

 The Offering

Common stock offered by the selling shareholder	1,041,668 shares
Selling shareholder	All of the common stock is being offered by the selling shareholders named herein. See "Selling Shareholders" for more information on the selling shareholders.
Use of proceeds	We will not receive any proceeds from the sale of the shares in this offering.
Plan of distribution

The selling shareholders named in this prospectus, or each of their pledgees, donees, transferees or other successors-in-interest, may offer or resell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders may resell the common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions. For additional information on the methods of sale that may be used by the selling shareholders, see "Plan of Distribution" on page 9.

NYSE Amex symbol	GOK
Risk factors

Investing in our common stock involves risks. For a discussion of certain risks associated with an investment in our common stock, please see the section entitled "Risk Factors" beginning on page 10 of this prospectus and the risk factors discussed in the documents incorporated by reference.

RISK FACTORS

        Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the risk below and the risks described in the section entitled "Risk Factors" in any prospectus supplement and the risks described in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus and in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q and incorporated by reference into this prospectus. The occurrence of any of these risks could materially adversely affect our business, operating results and financial condition.

        The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of the securities and the loss of all or part of your investment.

Risks Related to our Common Stock

Our stock price may be volatile and may decrease in response to various factors, which could adversely affect our business and cause our stockholders to suffer significant losses.

        Although we are listed on a national exchange, our common stock is relatively illiquid and its price has been and may continue to be volatile in the future. The market price of our common stock may be influenced by many factors, many of which are beyond our control, including the risks described in this "Risk Factors" section and the following:

  •
  decreases in prices for oil and natural gas resulting in decreased demand for our services;

  •
  variations in our operating results and failure to meet expectations of investors and analysts;

  •
  the public's reaction to our press releases, other public announcements and filings with the SEC;

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  increases in interest rates;

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  the loss of customers;

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  competition;

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  overcapacity within industry;

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  illiquidity of the market for our common stock;

  •
  sales of common stock by existing stockholders; and

  •
  other developments affecting us or the financial markets.

        We are unable to predict the extent to which investor interest in us will affect the liquidity of our shares of common stock. If liquidity remains low, stockholders may have difficulty selling our common stock.

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of ordinary shares by the selling shareholders. The selling shareholders named in this prospectus will pay any underwriting fees, discounts and commissions, along with any fees and expenses of underwriter's counsel and certain of the selling shareholders' out-of-pocket expenses, incurred in connection with their sale of ordinary shares registered under this prospectus. We will bear all other costs, fees and expenses incurred by us, or by the selling shareholders, in effecting the registration, offer and sale of the ordinary shares covered by this prospectus.

SELLING SHAREHOLDERS

        The shares of our common stock were issued to WB Seismic, Ltd., ECF Value Fund, L.P., ECF Value Fund II, L.P., and ECF Value Fund International, Ltd. (collectively the "selling shareholders") as payment of an advisory fee related to the Amended and Restated Credit Facility. We granted registration rights to the selling shareholders with respect to the resale or other disposal of the shares of our common stock.

        The following tables set forth certain information with respect to the beneficial ownership of shares of our common stock and warrants by the selling shareholder as of January 31, 2012.

	Shares of Common Stock Beneficially Owned and Which May be Sold in This Offering		Shares of Common Stock Beneficially Owned Following This Offering(2)
Selling Shareholder	Number	Percent(1)	Number	Percent
WB Seismic, Ltd.	520,834	2.9%	0	0%
ECF Value Fund, L.P.	226,042	1.2%	0	0%
ECF Value Fund II, L.P.	197,396	1.1%	0	0%
ECF Value Fund International, Ltd.	97,396	0.5%	0	0%

(1)
Based on 18,893,173 shares of our common stock outstanding as of November 8, 2011.

(2)
Assumes that each selling shareholder will sell all of its shares of our common stock offered pursuant to this prospectus.

 PLAN OF DISTRIBUTION

        As of the date of this prospectus, we have not been advised by the selling shareholders as to any plan of distribution. The selling shareholders and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their its shares of our common stock on the NYSE Amex or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  any exchange distribution and/or secondary distributions in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  •
  broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  through swaps or other derivatives;

  •
  sales in the over-the-counter market;

  •
  underwritten offerings;

  •
  a combination of any such methods of sale; or

  •
  any other method permitted pursuant to applicable law.

        The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

        Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of any agency transaction not in excess of a customary brokerage commission in compliance with National Association of Securities Dealers, Inc., or NASD, Rule 2440; and, in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

        In connection with the sale of the shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling shareholders may also sell shares short and deliver these securities to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities. Each selling shareholder may from time to time pledge or grant a security interest in some or all of the common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

        There can be no assurances that the selling shareholders will sell any or all of the securities offered under this prospectus.

        We are required to pay certain fees and expenses that are incurred in connection with the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

        Because the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholders have advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting connection with the proposed sale of the resale shares by the selling shareholders.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

        In connection with offerings under this shelf registration and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions which stabilize or maintain the market price of the securities at levels above those which might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

        We have agreed to keep the registration statement of which this prospectus is a part effective until all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to shares of our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

        The validity of the shares of our common stock offered hereby has been passed upon for us by Haynes and Boone, LLP.

EXPERTS

        Our consolidated financial statements incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010 have been audited by UHY LLP, an independent registered public accounting firm, set forth in their report thereon and are incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Geokinetics Inc.

1,041,668 Shares
Common Stock

PROSPECTUS
                    , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses expected to be incurred by us in connection with the offering described in this registration statement. All amounts are estimates except the registration and filing fees.

Expenses	Amount
Securities and Exchange Commission registration fee	$525
Printing and engraving expenses	5,000
Legal fees and expenses	20,000
Accounting fees and expenses	5,000
Miscellaneous	2,000

Total	$32,525

Item 15.    Indemnification of Directors and Officers

        Section 145 of the General Corporation Law of the State of Delaware, pursuant to which we are incorporated, provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and or purchase indemnity insurance on behalf of its directors and officers.

        In accordance with Section 102(b)(7) of the Delaware Law, our Certificate of Incorporation contains a provision to limit the personal liability of our directors for violations of their fiduciary duty. Article 12 of Geokinetics' Certificate of Incorporation provides as follows:

          (1)   The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (2)   The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (3)   To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suite or proceeding referred to in this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (4)   Any indemnification under parts (1) and (2) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth herein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

          (5)   Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

          (6)   The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (7)   The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was, a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

          (8)   For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        Article 6 of our Bylaws, provides, in substance, that any current or former directors, officers, employees and agents, or any person who served or is serving at our request as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware. In addition, the Bylaws provide that such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

        We maintain directors' and officers' liability and corporation reimbursement insurance for the benefit of the company and its directors and officers. The policy provides coverage for certain amounts paid as indemnification pursuant to the provisions of Delaware law and our Bylaws.

Item 16.    Exhibits

        A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated by reference herein.

Item 17.    Undertakings

        (a)   We hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by us pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act of 1934 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on February 3, 2012.

GEOKINETICS INC.
By:	/s/ RICHARD F. MILES Richard F. Miles President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this pre-effective amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on February 3, 2012.

Signature		Title with Geokinetics Inc.

/s/ RICHARD F. MILES Richard F. Miles		President, Chief Executive Officer and Director (principal executive officer)
* Gary L. Pittman		Executive Vice President and Chief Financial Officer (principal financial officer)
* Diana S. Moore		Vice President and Chief Accounting Officer (principal accounting officer)
* William R. Ziegler		Director (Non-executive Chairman)
Steven A. Webster		Director
Christopher M. Harte		Director
* Gary M. Pittman		Director
* Robert L. Cabes, Jr.		Director
* Christopher D. Strong		Director
* Gottfred Langseth		Director
* Anthony Tripodo		Director
*By:	/s/ RICHARD F. MILES Richard F. Miles Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NUMBER	Description Of Exhibit
10.1	Amended and Restated Credit Agreement, dated as of August 12, 2011, by and among Geokinetics Holdings, Geokinetics, Whitebox as administrative agent and collateral agent, and the certain lenders named therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed August 16, 2011)
10.2
Registration Rights Agreement, dated as of August 12, 2011, by and among Geokinetics Holdings, Geokinetics and the investors named therein (incorporated by reference to Exhibit 10.2 to the Form 8-K filed August 16, 2011)
5.1	Opinion of Haynes and Boone, LLP (previously filed)
23.1	Consent of UHY LLP, Independent Registered Certified Public Accounting Firm (filed herewith)
23.2	Consent of Haynes and Boone, LLP (previously filed)
24.1	Power of Attorney (previously filed)